                                                                    EXHIBIT 10.9

             [CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED
       AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.]

                     NETWORK ACCESS AND REPRICING AGREEMENT

THIS NETWORK ACCESS AND REPRICING AGREEMENT (this "Agreement") is made and entered into as of the first day of September 2002 by and between International Health Partners, Inc., an Indiana corporation located at 120 Gibraltar Road, Suite 107, Horsham Pennsylvania ("CARExpress"), and First Access, Inc. ("FA"), a California corporation located at 25108 Marguerite Parkway, # 214, Mission Viejo, California 92692.

WHEREAS, FA has arranged for CARExpress to access networks of credentialed providers (a list of provider networks contracted with FA and with which CAREXPRESS will be leasing from FA under this agreement is listed and each is described under Exhibit B of this Agreement.); and

WHEREAS, CAREXPRESS desires to enjoy the benefit of the network's negotiated contracted rates for purposes of providing individuals affiliated with CAREXPRESS and who (or whose dependents) are entitled to such contracted rates hereunder ("Cardholders") with the right to take the difference between the contracted rates off of customary charges for services rendered by the preferred providers in accordance with agreements between the Network(s) and such providers;

WHEREAS, FA is in the business of automating the re-pricing of charges of preferred provider (the "Network") -time using FA's patent pending repricing system; and

WHEREAS, CAREXPRESS desires to purchase access to FA's patent pending repricing system and services;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, CAREXPRESS and FA agree as follows:

1.       CAREXPRESS RESPONSIBILITIES

1.01. CAREXPRESS shall purchase FA's repricing services and access to the Network(s) for its specified Cardholders by (1) paying the fees specified in Article 4 below, (2) submitting to FA, no later than the last day of the preceding month, a "full file" eligibility statement (the "Statement") for the entire eligibility record which shall set forth (a) the total number of Cardholders, including any deletions with the appropriate termination dates and (b) the monthly fee due FA hereunder, which fee shall be calculated in accordance with Section
         4.02 below, and (3) submitting to FA no later than the last day of the month, the name and identification number of each Cardholder for the following month. All information required by this section shall be provided in a form that is reasonably acceptable to FA.

1.02. At any time, CAREXPRESS may amend the Statement for the current month to include the names of additional Cardholders of CAREXPRESS by submitting to FA either a list of the name and identification number of each such additional Cardholder or a new Statement reflecting the names of such additional Cardholders. CAREXPRESS shall not be entitled to prorate the fees due FA hereunder-in connection with any such additional Cardholder; for each Cardholder listed on a Statement (including any Cardholder added pursuant to this Section 1.01), CAREXPRESS shall pay the applicable fee for the full calendar month in accordance with Section 4.02 below.

1.03. CAREXPRESS may delete Cardholders from the Statement at any time by submitting a Statement specifying the name and identification number of any Cardholder to be so deleted; provided however that CAREXPRESS shall not be entitled to prorate the monthly fee due FA hereunder with respect to any such deleted Cardholder and shall pay FA the full monthly fee for such deleted Cardholder for the month in which such Statement was submitted.

1.04. CAREXPRESS agrees to communicate with and educate its Cardholders in connection with the right to access the Network(s) and to obtain the repricing services provided by FA hereunder.

1.05. Within two (2) business days after receipt by FA of any Statement from CAREXPRESS satisfying the requirements set forth in Section 1.01 above or any amended Statement from CAREXPRESS satisfying the requirements set forth in Section 1.03 above, any and all Cardholders of CAREXPRESS included in such Statement (or amended Statement) shall be entitled to visit any provider in the Network(s) and to receive the contracted prices for services rendered by such provider in accordance with the contract between the Network(s) and such provider.

1.06. FA reserves the right to terminate any individual enrollment of a CAREEXPRESS member for failure to pay a medical provider accessed under FA's program in a timely manner and/or in a manner consistent with that agreed upon between the member and the provider. In such a situation, FA will contact CARExpress with the details of the situation and allow CARExpress to intervene and communicate with the member, and strive to resolve the problem prior to cancellation of the member's access to the networks.

1.07. In order to receive the contracted rates from FA's hospital PPO partners, CAREXPRESS members must follow the pre-certification procedure as outlined in the "NOTICE REGARDING HOSPITAL ACCESS" exhibit C of this contract. Members who failure to follow these procedures will not be entitled to receive the contracted rate.

2.       FA RESPONSIBILITIES

2.01. FA agrees to provide to CAREXPRESS access to the FA Network(s) described in Exhibit B of this agreement for CAREXPRESS' Cardholders in accordance with this Agreement. FA warrants that all providers participating in FA networks meet the following criteria:

         i. Preferred providers are currently licensed and in good standing in the states in which they practice and have had no significant disciplinary history that will affect the equality of patient care.

         ii. Preferred providers are credentialed, at a minimum, according to the principles of NCQA credentialling standards.

         iii. Preferred providers carry professional liability insurance consistent with the greater of state law or Professional Association requirements or overwhelming regional standards of Insurance coverage.

         iv. Preferred providers shall call a toll free number to access the "First Access" re-pricing system in order to obtain the applicable fee schedule and collect the entire allowable amount from the cardholder at the point of service.

         v. Preferred providers shall accept the Network(s) allowable amount for services provided in the provider's office as payment in full. Preferred Providers are not obligated to accept to the contracted rate if the member did not follow the Hospital Pre-Certification or the member's terms and conditions procedures as outlined in the attached Exhibit C.

         vi. Alpha-numeric, CPT4 codes and provider offices with remote administration may require a paper claim submission either from the provider or the patient. In these instances, FA shall reprice the provider encounter and communicate to both the provider and the cardholder the contracted rate with an Explanation of Benefits letter. The submission of a paper claim, shall not release the provider from it's contractual obligation of providing the cardholder the contracted rate.

2.03 FA shall provide repricing services for CAREXPRESS' Cardholders in accordance with this Agreement.

2.04 FA shall provide CAREXPRESS with information on a monthly basis regarding the amount of savings realized by Cardholders based on the network's contracted rates for providers in the Network(s) which were repriced using CAREXPRESS' dedicated toll-free number, including the number of calls made using such number.

2.05 FA shall provide CARExpress with the option of using any or all of the multiple networks listed in Exhibit B of this Agreement (including their various sub-networks and contracted networks) throughout the country. The FA Network(s) chosen can be on the basis of optimal provider coverage for any CARExpress member or group account, most competitive provider contract fees and/or most competitive access fees. FA shall work with CAREXPRESS to identify the most appropriate Network(s) for CAREXPRESS' cardholders.

3.       TERM AND TERMINATION

The term of this Agreement shall commence upon execution by both parties hereto and shall continue until terminated upon ninety days written notice (however such notice may not be given until one (1) year after the effective date of this Agreement) from one party to the other or until terminated in accordance with
Section 4.03 below; provided however that this Agreement shall be immediately terminable by either party (in which event such party shall promptly notify the other party) in the event the other party breaches any material obligation hereunder. In the event of termination, all rights and obligations hereunder shall cease, except for the provisions of Article 13 and Article 16, each of which shall survive the termination of this Agreement. Notwithstanding the preceding sentence, in the event this Agreement shall be terminated by either party as permitted herein, CAREXPRESS shall remain liable for the payment of all fees due FA for services furnished hereunder prior to such termination.

4.       COMPENSATION & PRICING

4.01. MONTHLY MINIMUM: CARExpress shall pay to FA a monthly minimum equal to [**] per month, regardless of the number of CARExpress members actively using FA's services. Minimum fees shall accrue if not used and may be applied toward all access fees or retained savings fees due to FA from CARExpress. This monthly minimum shall commence on or before October 15, 2002.

** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

4.02. FA will provide the following services as a part of the paid fees: toll-free provider referral service, pre-certification service, physician, ancillary and facilities, repricing of all claims, claim resolution and provider relations: HOSPITAL, EMERGENCY ROOM AND ANCILLARY FACILITIES DISCOUNTS ARE SEPARATELY NEGOTIATED AND ARE NOT A PART OF THIS AGREEMENT.

         Monthly fee per cardholder per month: Actual fees will be credited toward the monthly minimum

         0-20,000                         [**]
         20,001 to 50,000                 [**]
         50,001 to 75,000                 [**]
         75,001 to 100,000                [**]
         100,001 to 250,000               [**]

                  A. Monthly fees, to be paid no later than the 10th day of each month for the month immediately preceding, based on the aggregate number of all Cardholders listed on the Statements submitted for such preceding month by CAREXPRESS to FA in accordance with Section 1.01 and
         1.02 above, which fees shall be calculated by multiplying such total number of Cardholders by the applicable monthly fee.

4.03. Retention of Earned Savings: CARExpress and FA have not completed negotiations yet on the sharing of retained savings when CARExpress group accounts choose to retain a percentage of the savings achieved from use of the FA network. This contract will include those fees in a separate exhibit when both parties have agreed on the terms.

4.04. FA may adjust its fees due hereunder after receiving an increase notice from the Network(s). FA will provide written notice to CAREXPRESS at least 60 days prior to the date of such adjustment. For a period of fifteen days after the date of any such notice, CAREXPRESS shall have the option to terminate this Agreement by giving written notice to FA of the exercise of such option, such termination to be effective as of the business day immediately preceding the effective date of the proposed fee adjustment. FA will be limited, however, to a maximum of 10% increase once each year.

4.05. Subject to 4.06 below, in the event of any material breach of any term of this Agreement by either party hereto which remains uncured after thirty (30) days written notice by the non-breaching party to the breaching party, or if such breach cannot be cured within said thirty
         (30) day period, then the non-breaching party shall have the right to terminate this Agreement by delivery of written notice to the other party in the manner provided by this Agreement.


** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

4.06. If CAREXPRESS fails to pay within ten (10) days of receipt of billing, FA may notify CAREXPRESS in writing of such failure to pay and issue warning to CAREXPRESS that if payment in full for all previously billed amounts is not received within fourteen (14) days from date of notice, the Agreement may be terminated. If CAREXPRESS fails to pay in full all previously billed invoices within the fourteen- (14) day period following notification, FA may notify CAREXPRESS of such failure to pay and immediately terminate this Agreement. Termination of the Agreement does not relieve CAREXPRESS of the obligation to pay all moneys due.

5.       COMMUNICATIONS

FA will cooperate with CAREXPRESS in the preparation and dissemination of the materials required by Section 1.05 above. CAREXPRESS shall not use the First Access(TM), ANY DOCTOR(TM) or the Network(s)'s trademarks, service marks or tradenames in any advertisement or publication without the written consent of FA. CAREXPRESS will submit all communications materials, including but not limited to, I.D. cards, enrollment, and marketing materials, to FA for written approval before distribution to any client or Cardholder.

6.       NOTICES

Any notice required or given under this Agreement shall be in writing and delivered in person, sent by certified or registered mail, return receipt requested, or next day mail or courier, and addressed to the other party at the address set forth below, or at such other address as the party may designate in writing. Notices delivered in person or sent by next day mail or courier shall be deemed to have been given on the day actually received. Notices sent by registered or certified mail shall be deemed to have been given on the earlier of the third day after the date such notice was sent or the day actually received; provided however that if such day falls on a weekend or legal holiday, receipt shall be deemed to occur on the business day following such weekend or legal holiday.

International Health Partners, Inc.
120 Gibraltar Road
Suite 107
Horsham, PA. 19044
Attn: Dr. Dennis Bowers, CEO

First Access, Inc.
25108 Marguerite Parkway, # 214
Mission Viejo, CA 92691
Attn: Kimberly Darling, President

7.       ASSIGNMENT

The rights and duties of either party shall not be transferred or assigned in whole or in part without the prior written consent of the other; provided however that either party may assign this Agreement to a present or future affiliate, subsidiary or successor in interest who succeeds to all or substantially all of the assets and operations of such party.

8.       FORCE MAJEURE

Neither party shall be responsible for delays or failures of performance resulting from acts beyond the control of such party. Such acts include, but are not limited to, acts of god, strikes, lockouts, riots, acts of war, epidemics, government regulations imposed after the effective date hereof, fire, communication line failures, power failures, earthquakes or other disasters.

9.       OWNERSHIP

CAREXPRESS acknowledges that all right, title and interest in and to the proprietary concepts, methods, techniques, processes, adaptations and ideas that pertain to FA's First Access patent pending repricing system or any derivative work associated therewith (collectively, "Proprietary Information") shall remain with FA. CAREXPRESS acknowledges that the Proprietary Information was developed or acquired by FA through the expenditure of substantial time and expense, and CAREXPRESS agrees, that without the prior written consent of FA, it shall not copy or otherwise reproduce, misappropriate, distribute, disclose, transfer or use any Proprietary Information except as expressly contemplated in this Agreement.

10.      RESPONSIBILITY TO AND RIGHTS OF THIRD PARTIES

CAREXPRESS acknowledges and agrees that (a) FA does not practice medicine or any other profession, (b) FA does not control the provision of services to CAREXPRESS' Cardholders, (c) FA has no responsibility for the care and treatment of CAREXPRESS' Cardholders rendered by preferred providers in the Network(s), such care and treatment being the sole responsibility of the preferred providers in the Network(s), and (d) FA has no responsibility for any activities related to the credentialing of preferred providers in the Network(s).

11.      COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

12.      SEVERABILITY

Should any provision of this Agreement be adjudged unlawful or invalid by any court of competent jurisdiction, the remaining provisions shall remain in full force and effect.

13.      ATTORNEY'S FEES

In the event of any action or threatened action between the parties to enforce the terms of this Agreement, in addition to any other relief it may be awarded, the prevailing party shall be entitled to be reimbursed by the other party for the prevailing party's costs incurred in connection therewith, including but not limited to legal and expert witness fees.

14.      ARBITRATION

14.01. Any controversy, dispute or claim arising out of or in connection with this Agreement shall be resolved, upon the request of either party hereto ("Request"), by final and binding arbitration ("Arbitration") conducted in Orange County, California, in accordance with the provisions hereof. Except as otherwise provided herein, the Arbitration shall be commenced and conducted in accordance with the Rules of Practice and Procedures of the Judicial Arbitration and Mediation Services, Inc. ("JAMS") as in effect at the time ("JAMS Rules"). The exact time and location of the Arbitration proceeding will be determined by the arbitrator. The parties shall jointly select one arbitrator from the Orange County JAMS panel of arbitrators. If the parties are unable to agree upon an arbitrator within sixty (60) days of the Request for Arbitration, the arbitrator shall be selected in accordance with the JAMS Rules. All testimony in the Arbitration proceeding shall be given under oath.

14.02. Commencement of any Arbitration pursuant hereto shall be subject to the same statutes of limitations as would apply if the matter were to be filed in a court of law or equity.

14.03. The arbitrator shall have the power to grant all legal and equitable remedies provided by California or federal law, provided however, that the arbitrator (a) shall not have the power to award punitive or exemplary damages and (b) shall be bound by applicable statutory and case law in rendering a decision. The decision of the arbitrator shall be in writing and shall include written findings of fact and conclusions of law. The decision of the arbitrator shall be final and unreviewable for any error of any kind, except (i) if the Arbitration was not conducted in accordance with the provisions hereof or the JAMS Rules (except to the extent the JAMS Rules are not provided for herein), or (ii) for those reasons set forth in California Code of Civil Procedure Section 1286.2, provided, however, that the arbitrator's decision shall not be subject to review because of any claimed error in interpreting, following or applying applicable law in deciding the matter subject to the Arbitration.

14.04. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof and the award may be judicially enforced.

15.      GOVERNING LAW

The laws of the State of California shall govern this Agreement, without giving effect to its conflicts of law provisions.

16.      CONFIDENTIALITY AND NON-COMPETITION

16.01. Each party may, in the course of the relationship established by this Agreement, disclose to the other party in confidence non-public information concerning such party's earnings, volume of business, methods, systems, practices, plans and other confidential or commercially valuable proprietary information, including any confidential and proprietary information of third parties which FA is contractually obligated to protect, such as information regarding negotiated contracted rates of preferred providers in the Network(s) and information related to the methodology of re-pricing claims hereunder (collectively, "Confidential Information"). Each party acknowledges that the disclosing party (or if applicable, a third party to whom FA is contractually obligated) shall at all times be and remain the owner of all Confidential Information disclosed by or on behalf of such party, and that the party to whom Confidential Information is disclosed may use such Confidential Information only in furtherance of the purposes and obligations of this Agreement. The party to whom any Confidential Information is disclosed shall use its best efforts, consistent with the manner in which it protects its own Confidential Information, to preserve the confidentiality of any such Confidential Information which such party knows or reasonably should know that the other party (or if applicable, a third party to whom FA is contractually obligated) deems to be Confidential Information. Neither party shall use for its own benefit, or disclose to third parties any Confidential Information of the other party without such other party's written consent.

16.02. CAREXPRESS agrees that, during the term of this Agreement and for a period of eighteen months after the termination thereof by either party, CAREXPRESS shall not influence or seek to influence, directly or indirectly, any of FA's customers, business partners, vendors and affiliates to avoid, discontinue or limit such entity's business relationship with FA, (2) enter into any business relationship with FA's business partners, vendors and affiliates who are involved with FA's patent pending telephonic repricing services or whose names and roles may be disclosed to CAREXPRESS under this Agreement.

         FA agrees that, during the term of this Agreement and for a period of eighteen months after the termination thereof by either party, FA shall not influence or seek to influence, directly or indirectly, any of CAREXPRESS' customers, business partners, vendors and affiliates to avoid, discontinue or limit such entity's business relationship with CAREXPRESS, (2) enter into any business relationship with CAREXPRESS' business partners, vendors and affiliates who are involved with CAREXPRESS' contracted card services or whose names and roles may services or whose names and roles may be disclosed to FA under this Agreement.

16.03. This Agreement and the terms hereof shall remain confidential and neither party shall disclose this Agreement or the terms hereof to any other party, except as required by law.

17.      ARTICLE HEADINGS

The Article headings included in this Agreement are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

18.      ENTIRE AGREEMENT

This Agreement contains the entire agreement and understanding of the parties' subject matter hereof and shall supersede any and all prior and concurrent agreements, whether oral or written, between the parties regarding the subject matter hereof. The parties acknowledge and agree that neither of them has made any representations with respect to the subject matter of this Agreement, or any representation inducing the execution and delivery hereof except such representations as are specifically set forth herein, and each of the parties hereto acknowledges that it has relied on its own judgment in entering into the same.

19.      NO AGENCY

No agency is created by the terms of this Agreement, and CAREXPRESS shall have no authority to obligate FA in any way, contractually or otherwise.

20.      AUTHORITY

Each person signing this Agreement on behalf of a party hereto represents that he or she is duly authorized to do so on behalf of such party and that such party has taken all necessary action in order to be bound by the terms hereof.

In witness whereof, this Agreement is executed this 18th day of September, 2002.

International Health Partners, Inc.

By:  /s/ R. Dennis Bowers
     ---------------------------------------------
     Dr. R. Dennis Bowers:
     Title: CEO

First Access, Inc.

By:  /s/ Kimberly Darling
     ---------------------------------------------
     Kimberly Darling
     Title: President

                                    EXHIBIT A

CAREXPRESS agrees to satisfy the following requirements for each Cardholder who is entitled to access the Network(s) and to receive FA's repricing services pursuant to this Agreement:

1. CAREXPRESS shall provide each new member with identification cards containing the appropriate toll-free number which card must be presented to the Network(s) provider prior to the time that healthcare services are rendered to the Cardholders or dependents;

2. CAREXPRESS shall communicate with and educate its Cardholders concerning applicable procedures to be followed in connection with access to FA's repricing services hereunder.

                                    Exhibit B

                                Provider Networks

Following are the summary descriptors of each of the PPO networks that comprise the FA networks that CARExpress will be leasing from FA. These networks will be amalgamated into an overall data base on the CARExpress website, allowing CARExpress members to identify participating providers, their location and specialty descriptors.

PPO Name                     #Hospitals      #doctors      #ancillary facilities
--------------------------------------------------------------------------------
1.  PPO NEXT                 3,700           337,307       3,800

2.  International Med Care   4,000           350,000       75,000

                                    EXHIBIT C

MEMBER TERMS AND CONDITIONS

1. Member understands that is not an insurance plan or program. No payments to medical providers or members will be made by CAREEXPRESS savings plan.

2. CAREEXPRESS provides savings to its members on medical services through a number of medical networks. In order to access these networks and the related discounts, member or member's dependents must pay the medical providers promptly. Payments on all medical bills are due and payable at the time of service. The member has no out-of-network benefits and must use a contracted provider in order to receive any benefits.

3. As a service to members, CAREEXPRESS company Medical savings program may provide network rate information to medical providers under this program. If the information provided results in an underpayment to a medical provider, member agrees to pay the medical provider for any shortages within ten (10) days of notice to such member of the inappropriate reimbursement. If the information provided results in an overpayment to a medical provider, CAREEXPRESS Company will assist member to the best of its ability to collect any such amount from the appropriate party.

4. Neither CAREEXPRESS Company nor any of its affiliates, nor any network accessed shall be liable for any payment to a provider accessed under the CAREEXPRESS company program, or any refusal of participating providers to accept the network rates offered under this program. CAREEXPRESS company savings, its affiliates or any network accessed is not an insurer, guarantor or underwriter of the responsibility or liability of Member for Member's or Member's dependent's medical care or any other goods or services provided to Member or Member's dependents.

5. The providers listed in this directory are subject to change without notice. Member may call CAREEXPRESS company provider referral line at 800-769-1259 for current provider information.

6. Participating Medical Providers are independent contractors and, CAREEXPRESS Company and its affiliates and its contracted networks are not responsible for health care provided or the omission of the provision of health care by any provider. CAREEXPRESS Company does not practice medicine or in any manner interfere with or participate in the provider-patient relationship. All health care decisions are between the patient and a provider. The selection of a provider is the obligation and decision of the patient and is not based upon the credentialing or any recommendation by CAREEXPRESS Company, its affiliates or its contracted networks.

7. CAREEXPRESS company Medical savings reserves the right to terminate any member for failure to pay a medical provider accessed under the CAREEXPRESS company Medical savings program under the terms provided.

8. Members may cancel their CAREEXPRESS company Medical savings program at any time upon written notice to the company and return of the ID cards.